                MORGAN STANLEY GLOBAL OPPORTUNITY BOND FUND,INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2008 - DECEMBER 31, 2008

                                                                          AMOUNT OF     % OF       % OF
                                            OFFERING       TOTAL            SHARES     OFFERING    FUNDS
   SECURITY      PURCHASE/    SIZE OF       PRICE OF     AMOUNT OF        PURCHASED   PURCHASED     TOTAL                  PURCHASED
   PURCHASED     TRADE DATE   OFFERING       SHARES      OFFERING          BY FUND     BY FUND     ASSETS     BROKERS         FROM
---------------- ----------- ----------- ----------- ------------------- ------------ ---------- ---------- ------------- ----------

 XM Satellite    07/24/08         -        $89.930     $778,500,000.00       35,000      0.00%      0.21%    JPMorgan,     JPMorgan
Radio Holdings                                                                                                 Morgan     Securities
    Inc.                                                                                                      Stanley,
Note 13.000%                                                                                                    UBS
due 07/15/2018                                                                                               Investment
                                                                                                               Bank

United Mexican   12/18/08         -        $99.784    $2,000,000,000.00     388,000      0.01%      2.62%      Goldman,      Goldman
 States 5.90%                                                                                                   Sachs &       Sachs
due 03/19/2019                                                                                               Co., Morgan
                                                                                                               Stanley